EXHIBIT 99.2
March 22, 2006
Patrick K. McGee
Lucas T. Cutler
F. Russell Beard, Jr.
Brazos Private Equity Partners, LLC
100 Crescent Court, Suite 1777
Dallas, TX 75201
Re:   Morton Industrial Group, Inc.
Dear Patrick, Lucas and Russell:
Massachusetts Mutual Life Insurance Company (“MassMutual”) commits to purchase up to $22,375,000 principal amount of Senior Subordinated Notes (the “Notes”) issued by MMC Precision Merger Corp. (“Morton” or the “Company”), a newly formed entity by Brazos Private Equity Partners, LLC (to be merged with and into Morton Industrial Group, Inc.) with detachable Warrants (the “Warrants”) for a nominal exercise price to be issued by the holding company (“Holdings”) to be formed by Brazos Private Equity Partners, LLC (“Brazos”). MassMutual also commits to purchase $1,000,000 of equity securities of Holdings (the “Equity”), which will be made alongside Brazos’ equity investment in Holdings, and will consist of the same equity securities and on the same economic terms as Brazos’ investment (the “Brazos Equity”), all as outlined in the Summary Term Sheet attached to this letter (this letter, together with the attached Summary Term Sheet, being referred to as the “Commitment”). The Notes, Warrants and Equity collectively are the “Securities”. A portion or portions of such Securities may be purchased by one or more of our subsidiaries or by one or more investment companies for which we serve as investment advisor (each such purchaser, an “Affiliate” and, collectively with MassMutual, the “Purchasers”).
Our Commitment to purchase the Securities is subject to the execution and delivery of definitive documentation in form and substance reasonably acceptable to the Company, Brazos, and to us (it being understood that the terms and conditions set forth in the Summary Term Sheet attached hereto are acceptable). Our Commitment is made in reliance on, and remains subject to there having been no material adverse change or condition affecting the Company, and any operating subsidiaries of the Company, taken as a whole, since September 30, 2005 (date of last 10Q filing) which has not been disclosed to us in writing.
1500 Main Street   •   Springfield, MA 01115   •   tel 413.226.1000   •   Toll Free 888.428.8809   •   www.babsoncapital.com

Morton Industrial Group, Inc.
March 22, 2006

As is also customary in transactions of this type, Brazos agrees to pay all reasonable out-of-pocket expenses incurred in connection with this transaction, including, without limitation, all fees and expenses of our special counsel, due diligence fees, travel expenses, closing costs, and a sum of $2,500 in respect of any fees and costs related to filing requirements of the National Association of Insurance Commissioners, whether or not this transaction is consummated; provided, however, prior to incurring fees and expenses in excess of $25,000, the Purchasers will seek a one-time approval for all future fees and expenses above $25,000.
The offer of the commitment contained in this letter shall automatically expire, without notice, on March 29, 2006, if we have not received the enclosed copy of this letter duly executed by Brazos on or prior to such date.
Upon receipt by the undersigned of an executed counterpart of this commitment letter, our agreement to purchase from the Company, and the Company’s agreement to issue, sell and deliver to us the Notes and Warrants and Equity, and Brazos’ commitment to make the Brazos Equity investment shall become a binding agreement between us subject to the conditions set forth herein. Our commitment to purchase the Securities will expire on July 31, 2006, unless extended in writing by us.
This commitment letter shall be governed by Massachusetts law, without regard to Massachusetts choice of law principles.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
	By:	Babson Capital Management, LLC
its Investment Adviser

By:	/s/ Richard E. Spencer II
Richard E. Spencer II
Managing Director

APPROVED AND AGREED
Brazos Private Equity Partners, LLC

By:	/s/ Patrick K. McGee

Its:	Authorized Officer

(Title of Authorized Officer)

Date:	March 22, 2006

Morton Industrial Group, Inc.
Summary Term Sheet —March 22, 2006
Senior Subordinated Notes (“Notes”)

Borrowers:	MMC Precision Merger Corp. (the “Company” or “Morton”) and certain subsidiaries of the Company to be mutually agreed upon.

Guarantors:	All existing and hereinafter acquired subsidiaries of the Company and the holding company (“Holdings”) to be formed by Brazos Private Equity Partners, LLC (“Brazos”) to acquire Morton.

Amount:	$22,375,000.

Purchasers:	MassMutual Life Insurance Company (“MassMutual”) and affiliated and related entities (collectively, the “Noteholders”). Allocation among the Noteholders to be determined at a later date.

Term:	8-year maturity.

Interest Rate:	12.0% cash-pay coupon.

Payable quarterly (interest payments to correspond with the following dates: March 31st, June 30th, September 30th and December 31st).

Fees:	2.0% of principal amount due at closing. In addition, $2,500 fee for costs related to filing requirements of the National Association of Insurance Commissioners.

Optional Prepayment:	At any time, the Company may prepay all or part of the Notes (in integral multiples of $100,000 with a minimum of $500,000) at par plus accrued interest and a Prepayment Premium determined as follows: Year 1 – 3.0% of par; Year 2 – 2.0%; Year 3 – 1.0%; and par thereafter.

During the first three years following closing, the Prepayment Premium shall be reduced to 0% if a minimum internal rate of return hurdle (as described below) is achieved and in the event of either (1) a sale or merger of the Company or Holdings in which all of the Notes and Detachable Warrants owned by the Purchasers are redeemed or sold for cash, or (2) Holdings has one or more public offerings of its equity which results in a market capitalization of the Company’s equity of at least $75,000,000 and a market value of equity held by public shareholders of at least $25,000,000 (these events are defined as “Qualifying Events”). Following the occurrence of a Qualifying Event the Prepayment Premium shall be reduced to zero if the internal rate of return (compounded annually) on the Notes and Detachable Warrants, taken as a whole, after taking into account all fees, interest and other amounts paid in respect thereof, exceeds 18.0%.

Subordination Provisions:	The Notes will be subordinated to the Senior Bank Debt, including renewals, extensions, refinancings and replacements thereof on terms no more onerous than the original credit agreement. Any debt junior to the Notes will be subject to subordination provisions acceptable to the Noteholders. Subordination terms will be negotiated at a later date.

Covenants:	To be determined. Intent is to use, as much as practical, similar (but not necessarily identical) covenants and definitions as used in the bank documents and to set the levels with a reasonable cushion off of senior debt covenant levels provided the senior debt covenant levels are acceptable to the Noteholders in their sole discretion. Restrictive covenants to include, but not be limited to, the following:
-	Minimum EBITDA (TTM), measured quarterly

-	Limitation on Senior Debt and Total Debt, measured quarterly (Leverage ratios to be based on multiples of EBITDA and improved over time. Subordination provisions to include a hard cap on Senior Debt.)

-	Minimum Fixed Charge Coverage, measured quarterly

-	Limitation on Operating Leases/Rents

-	Limitation on Capital Expenditures

-	Limitation on Mergers and Consolidations

-	Limitation on Liens

-	Limitation on Dividends, Purchases of Stock, Management Fees

-	Limitation on Restricted Investments

-	Limitation on Asset Sales

-	Limitation on Acquisitions — Consent required above TBD limit

-	Limitation on Transactions with Affiliates

-	Other covenants consistent with transactions of this nature

Change of Control:	In the event (i) entities controlled by Brazos cease to own more than 50% of the voting power of the voting stock of the Company or Holdings; (ii) Brazos ceases to have the right to elect a majority of the Board of Directors of the Company or direct or cause the direction of management and policies of the Company or Holdings; (iii) at least two of the current three principals of Brazos, to include each of Jeff Fronterhouse, Patrick McGee and Randall Fojtasek, shall cease to have the ability (other than by death or disability) to direct or cause the direction of the management of Brazos, each Purchaser shall have the right to require the Company to repay its Notes with any applicable premium.

Detachable Warrants

Amount:	At the closing, Detachable Warrants (the “Warrants”) representing 3.75% of the Equity of Holdings. Such warrants shall have a term of 10 years, a nominal exercise price and shall be allocated to the Noteholders in proportion to the amount of Notes purchased by each purchaser. Warrants to have co-sale, drag-along and preemptive rights with final terms to be negotiated.

Purchasers:	MassMutual Life Insurance Company (“MassMutual”) and affiliated and related entities (collectively, the “Noteholders” and “Warrantholders”).

Registration Rights:	At any time commencing 6 years from closing or 120 days after the consummation of Holding’s initial public offering, holders of a least 51% of the Warrants may demand one registration, at Holding’s expense (other than underwriters discounts and commissions), of the shares of Common Stock underlying such Warrants. Additional demand rights, in the event that less than all of the share underlying the Warrants are registered as a result of the first demand right, are to be discussed. Demand registration rights to terminate upon a transfer of the Warrants to a non-affiliate of the Purchasers. In addition, each holder shall have unlimited piggyback registration rights on any registration of the Holding’s Common Stock by any other holder thereof. The Warrantholders shall have unlimited S-3 registration rights. Shares to be registered and sold in an underwritten offering for the account of the Company shall have priority over piggyback rights granted to the Purchasers; in the event any purchaser exercises piggyback rights in connection with any registration initiated by a holder of demand registration rights, the holder of such demand registration rights shall have priority over such Purchaser.

Dilution:	The Warrants will represent a fully-diluted interest in Holding’s Common Stock at closing (including up to 15% of the equity underlying management stock options). The Warrants will be subject to customary anti-dilution provisions, provided that, without limitation, the Warrants may be diluted by the sale of Common Stock or warrants, options and other rights to acquire Common Stock and securities convertible into Common Stock (“Common Stock Equivalents”) at or above fair market value (or with an exercise or conversion price at or above fair market value in the case of Common Stock Equivalents) post closing. The Warrants will also be subject to dilution for (a) any issue of Common Stock or Common Stock Equivalents to a third party lender as additional consideration for debt financing provided to Holdings, the Company or its subsidiaries as long as the Purchasers have been provided equal opportunity to provide the debt financing, and (b) any issuance of Common Stock upon an exercise or conversion of Common Stock Equivalents previously issued at or above fair market value including future distributions of the fully-diluted equity of Holdings on the terms described below under “Management Option Plan”. Fair market value will be determined by the Board of Directors.

Original Issue Discount:	$[___] of the purchase price for the Notes and Warrants shall be allocated to the Warrants and $[___] shall be allocated to the Notes.

Co-Sale, Drag-along and Preemptive Rights:	Brazos, the Warrantholders, certain key management shareholders (“Management”) and the Purchasers referred to below will enter into a shareholder’s agreement (the “Shareholders’ Agreement”) pursuant to which (a) the Warrants and the warrant shares will be subject to rights of first refusal and drag along rights, (b) the holders of the Warrants and warrant shares shall be granted tag along rights in connection with a cumulative transfer of 25% or more of the outstanding voting power of the Company; and (c) the holders of the Warrants and warrants shares will be granted pre-emptive rights (with exceptions for (i) issuance of Common Stock or Common Stock Equivalents as consideration for any acquisitions, (ii) issuance of Common Stock or Common Stock Equivalents pursuant to the Management Option Plan (as defined below), (iii) issuance of Common Stock upon an exercise or conversion of Common Stock Equivalents, and (iv) any issuance of Common Stock or Common Stock Equivalents to a third party lender as additional consideration for debt financing provided to Holdings, the Company or its subsidiaries (as long as the Purchasers have been provided an equal opportunity to provide the debt financing).
Equity

Amount:	The Noteholders will be permitted to invest a minimum investment amount of $1,000,000 in the equity securities of Holdings. The investment will be made alongside the Brazos equity investment in Holdings and will consist of the same equity securities and on the same economic terms as Brazos’ investment.

Purchasers:	MassMutual Life Insurance Company and affiliated and related entities. Allocation to be determined at a later date.

Funding:	Funding of the Equity Purchasers’ equity commitment to Holdings will be drawn at closing.

Co-Sale, Drag-along and Preemptive Rights:	Brazos, Management and the Purchasers shall enter into a Shareholders’ Agreement governing the equity interests held by the Purchasers in the form of both (a) the equity investment made at closing, and (b) the Detachable Warrants (collectively, the “Purchasers’ Equity”). In the event of a sale of greater than 50% of the fully-diluted equity of Holdings in which the Purchasers are subject to the Drag-along provisions, the Purchasers consideration to be received will consist of not less than 65% cash and marketable securities. In addition, if the Purchasers are required to sell greater than 50% of the Purchasers’ Equity subject to the Drag-along provisions, then they may elect at the Purchasers’ option to sell 100% in such sale. It being understood that a 100% sale of the Purchasers’ Equity would reduce the other selling shareholders’ equity sale accordingly.

Other Terms and Conditions

Use of Proceeds:	To purchase all the outstanding capital stock of the Company and pay related transaction costs and expenses.

Closing Documentation:	Documentation to be satisfactory to both parties.

Company Performance:	EBITDA for the trailing 12 months at the time the transaction closes must be verified to be at least $16,948,000.

Capitalization:	The Capitalization of the Company shall be reasonably acceptable to the Noteholders, including, total sources and uses at closing of $[_________]. Funded senior revolving credit facility borrowings at closing shall not exceed $[_________], funded senior term loan borrowings at closing shall not exceed $42,000,000, subordinated debt at closing shall not exceed $22,375,000 and the total equity investment shall not be less than $36,000,000, including not less than $25,000,000 of cash equity from Brazos funded at closing. Total Leverage at closing shall not exceed 3.97 times trailing twelve month EBITDA.

Board Observation Rights:	Babson Capital Management LLC shall receive prior written notice of all Board of Directors’ meetings and shall have the right to attend all such meetings (or participate by telephone) as an observer. In addition, promptly upon completion thereof, the Noteholders shall receive copies of the minutes of all Board meetings. In the event that none of the following three principals (Jeff Fronterhouse, Patrick McGee or Randall Fojtasek) remains actively engaged at Brazos, the Noteholders will have the right to designate a representative as a member of the Board of Directors.

Brazos Management Fee and Director Fees:	The Company may pay an annual management fee to Brazos (“Brazos Management Fee”) equal to the greater of (i) $[(Brazos to check the minimum fee amount which is intended to correspond to 2006 projected revenue)] or (ii) (x) the budgeted consolidated annual net revenue of the Company for the then-current fiscal year multiplied by (y) 0.30%, in each case pro rated for any partial year during the term of the deal. It being understood that the timing of payment of the Brazos Management Fee and the adjustment required for variance between actual revenue performance and budgeted revenue will be similar in form and substance to that provided in the Fuel Systems transaction. Payment of the monthly management fee is prohibited in the event of a continuing payment default under the Company’s debt agreements.

Independent members of the Board of Directors (“Independent Directors”) in the aggregate may be entitled to receive annual director fees (“Independent Director Fees”) not to exceed $130,000 in any 12-month period. Mark Mealy will be considered an Independent Director and may receive such Independent Director Fees subject to a cap of $100,000 payable in any 12-month period. It being understood that members of Morton management and Brazos affiliated persons are not considered Independent Directors.

Management Option Plan:	A management incentive option plan, providing for the issuance of not more than 15% of the equity of Holdings (after dilution from the Warrants) will be established, and the Noteholders will be given an opportunity to fully review terms required for option vesting. In no event will an option program of 15% or less be dilutive to the Warrantholders. Future distributions of options, over and above 15% of the fully diluted equity of Holdings, shall not be subject to the anti-dilution protection for the Warrantholders if options are issued at an exercise price at or above the equity price paid by Brazos on the closing date of the transactions described herein.

Transaction Fees:	Subject to notification that the Purchaser’s have received all requisite internal approvals without modification of the terms set forth herein, the Company will pay all reasonable out-of-pocket third party expense up to $25,000 incurred in connection with the issuance of the Notes, including legal fees, due diligence fees, travel expenses, closing costs, and a sum of $2,500 in respect of fees and costs related to filing requirements of the National Association of Insurance Commissioners. Prior to incurring expenses in excess of $25,000, the Purchaser’s will seek one-time approval from Brazos for all future expense reimbursements above $25,000.

Line of Business:	The Company will not engage in lines of business unrelated to its existing activities.

Financial Information:	Within 30 days of the end of each month consolidating and consolidated monthly financial statements certified by an officer of the Company and including such officer’s certificate of compliance, including covenant calculations, with the terms of the Notes. Within 120 days of the end of each year, consolidating and consolidated financial statements certified by an independent public accountant (which firm shall be reasonably acceptable to the Noteholders) which shall include their certificate of compliance with the terms of the Notes and Senior Bank Debt. Each set of financial statements provided shall include management’s discussion and analysis of such statements. All financial information provided shall be comparative to the prior year and to the budget. The Company shall deliver to the Noteholders all other customary reports and information and any other such information as may reasonably be requested by the Noteholders.